Exhibit 99.1

Bio-Matrix Scientific Group Inc. (OTCBB:BMSN) receives Biologics License to Accept Cord Blood and Other Specimens within the State of California.

SAN DIEGO, CA  November 5, 2007

Bio-Matrix Scientific Group Inc. announced today that On November 1, 2007, the Company  was granted a Biologics license (“License”) from the Department of Health Services of the State of California. This License permits the Company’s current facility to accept and store cord blood (Stem Cells), whole blood, and various blood related specimens for cryogenic short and long term storage.

In addition, the Company intends to apply to the Department of Health Services of the State of California for a Tissue Bank License which will permit the Company to process stem cells from all sources (including adipose tissue derived stem cells).  It is the Company’s goal to provide the first commercial adult stem cell processing and banking facility in the U.S. that is focused on harvesting stem cells from adipose (fat) tissue.

ABOUT BIO MATRIX SCIENTIFIC GROUP

Bio-Matrix Scientific Group Inc. is a biotechnology research and development Company that seeks to commercialize medical devices and monitoring systems for the growing, worldwide stem cell research market, cater to the stem cell research segment biotechnology and medical device industry and provide stem cell storage and processing at its 15,000 sq. ft. state-of-the-art facility, located in the heart of San Diego's biotechnology corridor.

www.BMSN.us (new website under construction) and info@BMSN.us for email correspondence.  The Company’s phone 619.398.3517 ext. 308 and fax 619.330.2328.

FORWARD-LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS." FORWARD-LOOKING STATEMENTS ARE STATEMENTS CONCERNING PLANS, OBJECTIVES, GOALS, STRATEGIES, EXPECTATIONS, GOVERNMENT LICENSES, INTENTIONS, PROJECTIONS, DEVELOPMENTS, FUTURE EVENTS, OR PERFORMANCE, UNDERLYING (EXPRESSED OR IMPLIED) ASSUMPTIONS AND OTHER STATEMENTS THAT ARE OTHER THAN HISTORICAL FACTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS. NO ASSURANCES CAN BE GIVEN THAT SUCH PREDICTIONS WILL PROVE CORRECT. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. FORWARD-LOOKING STATEMENTS SHOULD BE READ IN LIGHT OF THE CAUTIONARY STATEMENTS AND RISKS THAT INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS ASSOCIATED WITH A SMALL COMPANY, OUR COMPARATIVELY LIMITED FINANCIAL RESOURCES,  UNCERTAINTIES CAUSED BY CHANGING GOVERNMENTAL REGULATIONS, AND OTHER FACTORS THAT MAY ADVERSELY IMPACT US. THESE OR OTHER RISKS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FUTURE RESULTS INDICATED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS. WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE SUCH STATEMENTS TO REFLECT EVENTS, CIRCUMSTANCES, OR NEW INFORMATION AFTER THE DATE OF THIS PRESS RELEASE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED OR OTHER SUBSEQUENT EVENTS.

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